                                                                     Exhibit 3.4


                              ARTICLES OF AMENDMENT

                                       OF

                           THIRD AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                               PLIANT CORPORATION

        Delayed Effective Date and Time: September 11, 2001 at 9:00 A.M.

              In accordance with Section 16-10a-1006 of the Utah Revised Business Corporation Act (the "URBCA"), Pliant Corporation, a Utah corporation (the "Corporation"), hereby declares and certifies as follows:

              (1) The name of the Corporation is PLIANT CORPORATION.

              (2) The Third Amended and Restated Articles of Incorporation of the Corporation (the "Restated Articles") is hereby amended (the "Amendment") by deleting, in its entirety, the current first paragraph of Section 3.3(b) of the Restated Articles and inserting in place thereof a new first paragraph of
Section 3.3(b) to read as set forth below.

              "Series A Preferred Stock. The Corporation shall have a series of Preferred Stock that shall consist of One Hundred and Thirty-Two Thousand (132,000) shares of Preferred Stock and shall be designated as `Series A Cumulative Exchangeable Redeemable Preferred Stock' (the `Series A Preferred Stock'). The preferences, limitations and relative rights of the Series A Preferred Stock are as follows:"

              (3) The foregoing amendment to the Restated Articles was adopted as of July 3, 2001, in the manner prescribed by the URBCA.

              (4) The Amendment was approved by the shareholders of the Corporation. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, number of votes of each voting group indisputably represented, and the total number of undisputed votes cast for the Amendment by each voting were as follows:

-------------------------------------------------------------------------------------------------------------------
            Designation                  Outstanding     Votes Entitled         Votes          Undisputed
                                           Shares           to be Cast       Represented     Votes Cast For

-------------------------------------------------------------------------------------------------------------------
Common Stock                                   563,921            563,921           317,306           317,306

-------------------------------------------------------------------------------------------------------------------
Series A Cumulative                            100,000            100,000            64,000            64,000
Exchangeable Redeemable
Preferred Stock

-------------------------------------------------------------------------------------------------------------------

              (5) The number of votes cast for the Amendment by each voting group entitled to vote on the Amendment was sufficient for approval by that voting group.

              (6) Pursuant to Section 16-10a-123 of the URBCA, this Amendment shall be effective on September 11, 2001 at 9:00 A.M. Mountain Daylight Time.

                                     *******

              IN WITNESS WHEREOF, Pliant Corporation had caused this Certificate of Amendment to the Third Amended and Restated Articles of Incorporation to be signed as of the September 10, 2001, by its President, and attested by its Secretary, who hereby affirm and acknowledge, under penalties of perjury, that this Certificate is the act and deed of the Corporation and that the facts stated herein are true.

                                          By: /s/ Jack E. Knott
                                             ----------------------------------
                                             Name:  Jack E. Knott
                                             Title: President


ATTESTED:


By: /s/ Larry Shepler
   -------------------------
   Name:  Larry Shepler
   Title: Secretary